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                                                                      Exhibit 21


                           SUBSIDIARIES OF REGISTRANT


                                                                 Jurisdiction of
                Name                                             Incorporation
                ----                                             -------------

Mark VII Transportation Company, Inc.                              Delaware

   Subsidiaries of Mark VII Transportation Company, Inc.:

     Mark VII Trucking, Inc.                                       Delaware

     Apollo Express, Inc.                                          Kansas

     Neptune Trucking, Inc.                                        Kansas

     Jupiter Transportation, Inc.                                  Kansas

     Taurus Trucking, Inc.                                         Kansas

     Orion Express, Inc.                                           Kansas

     Capricorn Transportation, Inc.                                Kansas

Mark VII Risk Management, Inc.                                     Delaware

Mark VII Transportation Solutions, Inc.                            Missouri

Mark VII Logistics, S.A. de C.V.                                   Mexico

MNX Carriers, Inc.:                                                Delaware

   Subsidiaries of MNX Carriers, Inc.:

     Missouri-Nebraska Express, Inc.                               Iowa

     MNX Transport, Inc.                                           Missouri

       Subsidiary of MNX Transport, Inc.

         MNX Trucking, Inc.                                        Missouri